EXHIBIT 5

FROST BROWN TODD LLC

Attorneys

Kentucky  •  Ohio  •  Indiana  •  Tennessee

April 25, 2007

First Financial Service Corporation

2323 Ring Road

Elizabethtown, KY 42701-5006

Re:                    Registration Statement on Form S-8

Board of Directors:

We have acted as counsel to First Financial Service Corporation (the “Corporation”) in connection with the registration of up to 535,000 common shares (the “Common Shares”) of the Corporation covered by the Registration Statement on Form S-8 filed by the Corporation pursuant to the Securities Act of 1933, as amended (the “Act”), to which this opinion is an exhibit, which Common Shares may be issued pursuant to and under the terms of the First Financial Service Corporation 2006 Stock Option and Incentive Compensation Plan (the “Plan”).

We have examined originals, or copies certified to our satisfaction, of the Plan, the Corporation’s Articles of Incorporation and Bylaws, such agreements, documents, certificates and other statements of government officials and corporate officers and representatives, and other papers as we have deemed relevant and necessary as a basis for our opinion.  In such examination we have assumed the genuineness of all documents submitted to us as originals and the conformity with the original document of documents submitted to us as copies.  In addition, as to matters of fact only, we have relied to the extent we deemed such reliance proper, upon certificates and other written statements of public officials and corporate officers of the Corporation.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized for issuance in accordance with the terms of the Plan, and when the Common Shares are issued, delivered and paid for, in accordance with the terms of the Plan, they will be duly authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-mentioned Registration Statement.

Very truly yours,

FROST BROWN TODD LLC

Alan K. MacDonald, Member